Exhibit 21.1
P.F. Chang's Entities:
P.F. Chang's China Bistro, Inc.
PFCCB Shared Corporate Services, Inc.
PFCCB Gift Card, Inc.
PFCCB Retail, Inc.
PFCCB Pinnacle Peak LLC
PFCCB International, Inc.
PFCCB 2006 Partnership LLP
Lucky Cat Assistance Fund, Inc.
PFCCB Equipment LLC
PFC Building III Limited Partnership
PFCCB NUCA (2003) LLC
PFCCB Mid-Atlantic LLC
PFCCB SO CAL (2003) LLC
PFCCB Florida Joint Venture LLP
PFCCB Marlton LLC
PFCCB Edgewater LLC
PFCCB Wichita LLC
P.F.C.C.B. Texas, Inc.
PFCCB Rogers, Inc.
PFC Hawaii LLC
P.F. Chang's III, L.L.C.
PFCCB Maryland, Inc.
PFCCB Annapolis, Inc.

Pei Wei Asian Diner Entities:
Pei Wei Asian Diner, Inc.
Pei Wei Asian Diner Two (Dallas) LLP
Pei Wei Asian Diner Three (SO CAL) LLC
Pei Wei Asian Diner Four (Houston) LLP
Pei Wei Asian Diner Five (Denver) LLC
Pei Wei Asian Diner Seven (Central Texas) LLP
Pei Wei Asian Diner Nine (DC) LLC
Pei Wei Asian Diner Ten (Florida) LLC
Pei Wei Asian Diner Fifteen (Michigan) LLC
Pei-the-Wei, Inc.
PWAD Texas, Inc.
Pei Wei Houston, Inc.
PWAD Olathe LLC
PWAD Overland Park LLC
PWAD Southwest, Inc.
PWAD Maryland, Inc.